BBX CAPITAL, INC. ANNOUNCES STRATEGIC STEPS

Intends to Suspend Filing Reports with the SEC and File Financial Information with the OTC Markets

FORT LAUDERDALE, FLORIDA- April_8, 2025- BBX CAPITAL, INC. (“BBX Capital” or the “Company”) (OTCQX:BBXIA ) (PINK: BBXIB) announced today that it is taking steps aimed to preserve its strong cash position in light of the economic challenges ahead which it expects will have a significant impact on its operating subsidiaries. At December 31, 2024, the Company had approximately $87.7 million in cash and cash equivalents.

As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed by the Company with the Securities and Exchange Commission (the “SEC”), recent headwinds and challenges have resulted in significant economic uncertainty at the Company’s subsidiaries. These challenges include (i) volatility and turmoil in the economy and markets, (ii) the deterioration of the economy generally, (iii) announced and the expectation of future tariffs, (iv) a forecast of a possible recession and increased unemployment, (v) decreased consumer sentiment and discretionary spending and lower traffic in our retail locations, (vi) inflationary conditions, (vii) elevated interest rates, and (viii) supply chain issues.

Further, the Company and its subsidiaries were structured for scale and growth that are not supported by current economic conditions. The Company and its management have in the past been faced with recessions and economic turmoil and from those experiences have learned the importance of responding quickly to the challenges faced.

Based on the Company’s review of the challenges and volatility of the current environment, the Company has considered a full range of strategic steps with respect to its holdings and operations in an effort to mitigate losses, reduce costs and maximize liquidity.

Accordingly, the Company has made a determination to pursue various cost saving initiatives, including the possible sale of subsidiaries and investments, the possible termination of certain operations, a pause of new real estate development activities, staff reductions and reductions of executive salaries. The Company anticipates that it will engage investment bankers and advisors as appropriate to assist it with these initiatives and it is anticipated that this strategic process may take two to five years.

Additionally, based on its evaluation, the Company has also made a decision to deregister its Class A and Class B Common Stock and suspend its reporting obligations with the SEC. The Company believes that the current benefits of being an SEC reporting company did not justify the significant annual expenses and other costs associated with it. The Company plans to file a Form 15 to deregister its Class A Common Stock and Class B Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which will suspend its reporting obligations under Section 15(d) of the Exchange Act.

In addition, it is anticipated that the size of the Company’s Board of Directors will be decreased from twelve directors to seven directors and that the seven directors of the Company will be Alan B. Levan, John E. Abdo, Jarett S. Levan, Seth M. Wise and independent directors Steven M. Coldren, Willis N. Holcombe and Neil Sterling.

The Company’s Class A Common Stock is currently traded on the OTCQX Market, and its Class B Common Stock is currently traded on the OTC Pink Market. Once SEC filings are suspended, the Company intends to file financial and other information required by the rules of the OTC Market in order to allow for continued trading of its Class A Common Stock and Class B Common Stock on the OTC Markets.

About BBX Capital, Inc.: BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) is a Florida-based diversified holding company whose principal holdings include The Altman Companies, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

BBX Capital, Inc. Contact Info:

Investor Relations Contact:

Leslie Martinez, Investor Relations

P: 954-940-5300

Email: investorrelations@BBXCapital.com

Media Relations Contact:

Kip Hunter, Kip Hunter Marketing

P: 954-303-5551

Email: kip@kiphuntermarketing.com

Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of certain words, including “believe,” “may,” “continue,” “intend,” “will,” “anticipate” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results expressed or implied by the forward-looking statements. These risks and uncertainties include, among others, risks associated with respect to the deregistration of the Company’s Class A Common Stock and Class B Common Stock and suspension of the Company’s reporting obligations under the Exchange Act, including that the anticipated benefits may not be realized, that the Company’s Class A Common Stock or Class B Common Stock may not continue trading (including, that while it is expected that the Company’s Class A Common Stock will continue trading on the OTCQX in the near-term, it is anticipated that trading of the Company’s Class A Common Stock will ultimately be moved to the OTC Pink Market (which the OTC has announced will transition into the OTCID Market in July 2025) when required by the rules of the OTC Market or earlier in the discretion of the Company), and that the market price or trading volume of the Company’s Class A Common Stock or Class B Common Stock may be adversely affected; risks relating to the other strategic steps which may be taken by the Company, including that there is no assurance that any other strategic steps will be pursued or achieve the intended results and that the implementation of some or all of the other strategic initiatives could result in the recognition of material impairment losses and write-downs in future periods and that the timing of the strategic process may be longer than expected, and other risks and factors discussed in the Company’s filings with the SEC, including, without limitation, those disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.